UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 27, 2004

WELLS FARGO & COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-2979	No. 41-0449260
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 Montgomery Street, San Francisco, California 94163

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 1-800-292-9932

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On October 26, 2004, the Company announced that it had commenced a solicitation of consents to an amendment to the indenture (the “Indenture”) under which the Company’s Floating Rate Convertible Senior Debentures due 2033 (the “Debentures”) were issued. The press release announcing the Company’s consent solicitation is attached as Exhibit 99.1 and is incorporated herein by reference.

On October 13, 2004, the Financial Accounting Standards Board ratified the consensus reached by the Emerging Issues Task Force at its September 29-30 and June 30-July 1 meetings with respect to Issue No. 04-8, The Effect of Contingently Convertible Instruments on Diluted Earnings Per Share (“EITF 04-8”). This consensus would require instruments with contingent conversion features that are based on the market price of an entity’s own stock, such as the Debentures in their current form, to be included in the computation of diluted earnings per share, even though the market trigger has not been met. EITF 04-8 becomes effective for periods ending after December 15, 2004, and must be applied retroactively by restating any periods during which the instruments were outstanding. However, the determination of the dilutive effect upon adoption of EITF 04-8, if any, is based on the form of the instrument that exists at December 31, 2004.

Pursuant to the terms of the Indenture, the Company has the right to elect to deliver, in lieu of common stock, cash or a combination of cash and common stock upon conversion of the Debentures. However, the Indenture currently prohibits the Company from paying cash upon a conversion of the Debentures if an event of default, as defined in the Indenture, has occurred and is continuing at that time. The Company is therefore seeking consents from holders of the Debentures to amend the Indenture to eliminate this prohibition. After effectiveness of the amendment, the Company will make an irrevocable election under the Indenture before the end of 2004 that will obligate the Company to deliver, upon conversion of the Debentures, (i) cash in an amount equal to the lesser of the conversion value of the Debentures as determined under the Indenture or the accreted principal amount of the Debentures, and (ii) cash or common stock or a combination of cash and common stock for any conversion value of the Debentures in excess of such accreted principal amount. As a result of these actions, none of the shares of common stock underlying the Debentures currently would be considered outstanding for purposes of calculating earnings per share under EITF 04-8.

The following appears in accordance with the Private Securities Litigation Reform Act of 1995:

This Current Report on Form 8-K contains forward-looking statements about the Company. Do not unduly rely on forward-looking statements. They give the Company’s expectations about the future and are not guarantees. Forward-looking statements speak only as of the date they are made, and the Company does not undertake to update them to reflect changes that occur after that date. The Company’s 2003 Annual Report on Form 10-K and June 30, 2004 Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission describe factors that could cause actual results to differ from expectations.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits

99.1	Press Release dated October 27, 2004.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on October 27, 2004.

WELLS FARGO & COMPANY

By	/s/ Richard D. Levy
Richard D. Levy
Senior Vice President and Controller

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Index to Exhibits

Exhibit No.	Description	Method of Filing
99.1	Press Release dated October 27, 2004.	Electronic Transmission

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